                            Schedule 14a Information
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X])
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[_]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              SPHERION CORPORATION
                             ----------------------
                (Name of Registrant as Specified In Its Charter)
                                      N/A
                                      ---
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

         Payment of Filing Fee (Check the appropriate box):

 [X]  No fee required.
o     Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
      And 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:


      (5)  Total fee paid:

o     Fee paid previously with preliminary materials.

o Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

      (2)  Form, Schedule or Registration Statement No.:

      (3)  Filing Party:

      (4)  Date Filed:

           -----

[SPHERION GRAPHIC OMITTED]



                                                          April 9, 2002


To Our Stockholders:


     On behalf of the Board of Directors, it is our pleasure to invite you to attend the annual meeting of stockholders of Spherion Corporation.

     As shown in the formal notice enclosed, the annual meeting will be held at 10:00 a.m. (Eastern Daylight Time) on Tuesday, May 21, 2002 at our executive offices, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309. At the annual meeting we will be acting on the matters described in this proxy statement. If you will need special assistance at the annual meeting because of a disability, please contact Ms. Dahlton Bennington at (954) 351-8427.

     We sincerely hope you will be able to attend our annual meeting. However, whether or not you are personally present, it is important that your shares be represented at this meeting in order that the presence of a quorum may be assured. Whether or not you plan to attend the annual meeting, you are urged to date, sign and mail the enclosed proxy card in the envelope provided or vote by telephone or on-line.

   Thank you for your support.



                               Sincerely,




                               Cinda A. Hallman              Steven S. Elbaum
                               President and                 Chairman
                               Chief Executive Officer

                              SPHERION CORPORATION

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                ----------------

                                  To be Held
                              Tuesday, May 21, 2002
                                 10:00 A.M. EDT



To Our Stockholders:

     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of SPHERION CORPORATION, a Delaware corporation, will be held at 10:00 a.m. (Eastern Daylight Time) on Tuesday, May 21, 2002 at our executive offices, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309. At the Annual Meeting, our stockholders will be asked to consider and vote upon the following matters:

   1. The election of two members of the Board of Directors to hold office for three years or until their respective successors are duly elected and qualified.

   2. A proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 27, 2002.

   3 The transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on March 27, 2002 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.



                                     BY ORDER OF THE BOARD OF DIRECTORS,


                                     Lisa G. Iglesias
                                     Secretary


Fort Lauderdale, Florida
April 9, 2002




 -------------------------------------------------------------------------------
                                 --IMPORTANT--

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE OR VOTE BY TELEPHONE OR ON-LINE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         THANK YOU FOR VOTING PROMPTLY.
 -------------------------------------------------------------------------------

                                TABLE OF CONTENTS




About the Annual Meeting .............................................................   1

What is the purpose of the Annual Meeting? ...........................................   1

Who is entitled to vote at the Annual Meeting? .......................................   1

What are the voting rights of the holders of Spherion's common stock? ................   1

What constitutes a quorum? ...........................................................   1

How do I vote? .......................................................................   2

Can I change my vote after I return my proxy card? ...................................   2

What are the Board's recommendations? ................................................   3

What vote is required to approve each item? ..........................................   3

How are proxies being solicited? .....................................................   3

Can different stockholders sharing the same address receive only one Annual Report and
 Proxy Statement? ....................................................................   3

Stock Ownership ......................................................................   4

Who are the largest owners of Spherion's common stock? ...............................   4

How much Spherion common stock do Spherion's directors and executive officers own? ...   4

Item 1 -- Election of Directors ......................................................   7

Directors Standing for Election ......................................................   7

How are directors compensated? .......................................................   8

What are the standing committees of the Board? .......................................   9

Audit Committee Report ...............................................................   11

Summary Compensation Table ...........................................................   13

Option Grants for fiscal 2001 ........................................................   15

Option Exercises and Values for fiscal 2001 ..........................................   16

Employment Contracts, Termination of Employment and Change-in-Control Arrangements ...   16

Certain Relationships and Related Transactions .......................................   17

Compensation Committee Interlocks and Insider Participation ..........................   18

Stock Option Exchange Program ........................................................   19

Compensation Committee Report on Executive Compensation ..............................   20

Performance Graph ....................................................................   23

Item 2 -- Ratification of Appointment of Auditors ....................................   24

Stockholder Proposals ................................................................   24

Other Matters ........................................................................   25

                       2002 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                              SPHERION CORPORATION
                                ----------------
                                 PROXY STATEMENT
                                ----------------

     This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board") of Spherion Corporation, a Delaware corporation ("Spherion"), of proxies from the holders of our common stock, $.01 par value per share (the "Common Stock"), for use at our 2002 Annual Meeting of Stockholders to be held pursuant to the enclosed Notice of Annual Meeting, at 10:00 a.m. (Eastern Daylight Time) on Tuesday, May 21, 2002, at our executive offices, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, telephone (954) 938-7600, or at any adjournments or postponements thereof (the "Annual Meeting").

     The approximate date that this Proxy Statement and the enclosed form of proxy ("Proxy Card") are first being sent to stockholders is April 9, 2002.


                            About the Annual Meeting


What is the purpose of the Annual Meeting?

     At the Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting attached to this Proxy Statement, including the election of directors and the ratification of our independent auditors. In addition, management will respond to questions by stockholders.


Who is entitled to vote at the Annual Meeting?

     Only stockholders of record at the close of business on March 27, 2002, the record date for the Annual Meeting (the "Record Date"), are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the Common Stock that you held on that date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting.


What are the voting rights of the holders of the Common Stock?

     Each outstanding share of the Common Stock will be entitled to one vote on each matter. Stockholders do not have a right to cumulate their votes for directors.


What constitutes a quorum?

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the Common Stock outstanding on the Record Date will constitute a quorum, permitting us to conduct business at the Annual Meeting. As of the Record Date, there were 65,339,342 shares of Common Stock issued, 58,603,575 of which were outstanding and entitled to be voted at the Annual Meeting. Thus, the presence of the holders of Common Stock representing at least 29,301,788 shares will be required to establish a quorum. If less than a majority of the shares of Common Stock entitled to vote are represented at the Annual Meeting, the holders of a majority of the shares actually represented may adjourn the Annual Meeting to another date or time and place.

     Pursuant to Delaware law, proxies received but marked as abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum. Abstentions are counted as present and entitled to vote and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter. However, a broker non-vote on a matter is considered as not present and not entitled to vote on that matter and thus is not counted as a vote cast or as present in determining whether a matter has been approved.

     A list of stockholders entitled to vote at the Annual Meeting will be available at our executive offices, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, for a period of ten days prior to the Annual Meeting and at the Annual Meeting itself for examination by any stockholder.


How do I vote?


     Depending on how you hold your Common Stock, there are several ways in which you may vote:

     o Sign and return your Proxy Card. Any stockholder may complete and properly sign the accompanying Proxy Card and return it and it will be voted as you direct.

     o Vote by Telephone. You may vote by telephone by following the instructions included with your Proxy Card. The deadline for voting by telephone is 11:59 p.m. on May 20, 2002. For those "street name" stockholders (stockholders whose shares are held through a broker or nominee) who wish to vote by telephone, please check your Proxy Card or contact your broker or nominee to determine whether you will be able to vote by telephone.

     o Vote on the Internet. You may vote electronically through the Internet by following the instructions included with your Proxy Card. The deadline for voting electronically using the Internet is 11:59 p.m. on May 20, 2002. For those "street name" stockholders who wish to vote by using the Internet, please check your Proxy Card or contact your broker or nominee to determine whether you will be able to vote using the Internet.

     o Attend the Annual Meeting in person. Any stockholder may attend the Annual Meeting in person and vote their shares in person; however, if you are a "street name" stockholder and you wish to vote in person at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares.

     o 401(K) Plan stockholders. If you participate in Spherion's 401(k) plan, you may vote the amount of shares of Common Stock credited to your account as of the Record Date. You may vote by instructing T. Rowe Price, the trustee of the 401(k) plan, pursuant to the instruction card being delivered with this Proxy Statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions if received by May 17, 2002. If you do not send timely instructions, the whole share equivalents credited to your account will be voted as the Board recommends and any fractional share equivalents credited to your account will be voted by the trustee in the same proportion that it votes share equivalents for which it did receive timely instructions.

     No matter what method you ultimately decide to use to vote your Common Stock, we urge you to vote promptly.


Can I change my vote after I return my Proxy Card?

     Yes. Even after you have submitted your Proxy Card you may change your vote at any time before the proxy is exercised by filing with our corporate Secretary either a notice of revocation or a duly executed proxy bearing a later date; however, no such revocation or subsequent proxy will be effective unless and until written notice of the revocation or subsequent proxy is received by us at or prior to the Annual Meeting.

     For 401(k) shares, you may revoke previously given voting instructions on or before May 17, 2002 by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

What are the Board's recommendations?

     The Board's recommendations are set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

     o    "for" election of the nominated slate of directors (see Item 1); and


     o "for" ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ended December 27, 2002 (see
          Item 2).

     Unless you give other instructions on your Proxy Card, the persons named proxy holders on the Proxy Card will vote in accordance with the recommendations of the Board. With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.


What vote is required to approve each item?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.


How are proxies being solicited?

     In addition to soliciting proxies by mail, certain of our employees may also solicit proxies personally, by telephone or otherwise, but such persons will not receive any special compensation for such services. We will reimburse brokerage firms, banks, fiduciaries, voting trustees and other nominees for customary costs of forwarding the soliciting material to each beneficial owner of stock held of record by them. We will pay the entire cost of this solicitation.


Can different stockholders sharing the same address receive only one Annual Report and Proxy Statement?

     Yes. The Securities and Exchange Commission recently adopted rules that permit companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more security holders sharing the same address by delivering only one proxy statement and annual report to that address. This process, which is commonly referred to as "householding," can effectively reduce our printing and postage costs. Under householding, each stockholder would continue to receive a separate proxy card or voting instruction card.


     Certain of our stockholders whose shares are held in "street name" and who have consented to householding will receive only one set of our annual meeting materials per household this year. If your household received a single set of our annual meeting materials this year, you can request to receive additional copies of these materials by calling or writing your brokerage firm, bank or other nominee. If you own your shares in "street name," you can request householding by calling or writing your brokerage firm, bank or other nominee.

                                STOCK OWNERSHIP


Who are the largest owners of Spherion's common stock?

     Based on a review of filings with the Securities and Exchange Commission, the following represents each person known to us to be the beneficial owner of more than five percent of the Common Stock (footnotes begin on the following page):

                                           Shares of Common Stock
Name of Beneficial Owner and Address       Beneficially Owned (1)     Percent of Class
---------------------------------------   ------------------------   -----------------
Perkins, Wolf, McDonnell & Company (2)
 310 S. Michigan Ave., Suite 2600
 Chicago, IL 60604                                4,862,100                  8.3%

Berger Small Cap Value Fund (3)
 210 University Boulevard, Suite 900
 Denver, CO 80206                                 3,500,000                  6.0%

Guy W. Millner (4)
 3535 Piedmont Road NE
 Atlanta, GA 30305                                3,261,304                 5.59%

Royce & Associates, Inc. (5)
 1414 Avenue of the Americas
 New York, NY 10019                               3,100,700                 5.32%


How much Spherion common stock do Spherion's directors and executive officers own?

     The following sets forth the beneficial ownership of our Common Stock as of March 1, 2002 by each of the Named Executive Officers in the Summary Compensation Table on page 13 and all of our continuing directors, nominees to the Board of Directors and executive officers as a group. The determinations of beneficial ownership by our directors and executive officers of the Common Stock are based upon Rule 13d-3 under the Securities Exchange Act of 1934, as amended. This Rule provides that shares shall be deemed so owned where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose or to direct the disposition of shares; or where a person has the right to acquire any such power within 60 days after the date such beneficial ownership is determined.


                                                                         Shares of Common Stock  Percent of Class
Name of Beneficial Owner                                                 Beneficially Owned (1)   if more than 1%
----------------------------------------------------------------------- ------------------------ -----------------
Cinda A. Hallman (6). .................................................           266,586                  *
Roy G. Krause (7) .....................................................           165,477                  *
Robert E. Livonius (8) ................................................           147,281                  *
Steven S. Elbaum (9) ..................................................            93,768                  *
Raymond Marcy (10) ....................................................            93,389                  *
Gary Peck (11) ........................................................            75,154                  *
Jerome B. Grossman (12) ...............................................            65,809                  *
J. Ian Morrison (13) ..................................................            61,943                  *
William F. Evans (14) .................................................            61,325                  *
A. Michael Victory (15) ...............................................            44,325                  *
Peter T. Bourke (16) ..................................................            36,815                  *
Directors and Executive Officers as a group (15 persons) (17) .........         1,204,035               2.05%

----------
*     Indicates less than 1.0%.

(1) Unless otherwise indicated in the notes to this table, the stockholders listed in the table have sole voting and dispositive power with respect to shares beneficially owned by them. Deferred Stock Units ("DSUs") have been granted to certain of our officers and directors. A DSU represents the right to receive a share of Common Stock in the future. Included in the shares beneficially owned by the stockholders are DSUs that have vested. The holder may elect to accept delivery of the common share underlying such DSU at the time of vesting or to defer delivery until a designated time in the future. A stockholder does not possess voting power as to a common share underlying a DSU until the stockholder accepts delivery of such common share. A stockholder does possess dispositive power as to a DSU once the DSU has vested.

(2) Based on Schedule 13G filed with the Securities and Exchange Commission on February 26, 2002, Perkins, Wolf, McDonnell & Company is the beneficial owner of 4,862,100 shares of the Common Stock or 8.3% of shares outstanding, which shares were acquired for investment purposes by such investment adviser for certain of its clients. Perkins, Wolf, McDonnell & Company asserts sole voting power and sole dispositive power as to 20,600 of those shares.

(3) Based on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2002, Berger Small Cap Value Fund is the beneficial owner of 3,500,000 shares of the Common Stock or 6.0% of shares outstanding, which shares were acquired for investment purposes by such investment adviser for certain of its clients. Berger Small Cap Value Fund has delegated to Perkins, Wolf, McDonnell & Company investment and voting authority for all 3,500,000 shares.

(4) Based on Schedule 13G filed with the Securities and Exchange Commission on March 13, 2002, Guy W. Millner is the beneficial owner of 3,261,304 shares, of the Common Stock or 5.59% of shares outstanding. Mr. Millner asserts sole voting power for all shares, but shares disposition power for 730,748 of those shares. All shares are held by a "group" that includes Guy W. Millner, Millner Preferred LLC and M.I. Holdings, Inc.

(5) Based on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2002, Royce & Associates, Inc. is the beneficial owner of 3,100,700 shares of the Common Stock or 5.32% of shares outstanding, which shares were acquired for investment purposes by such investment adviser for certain of its clients. Royce & Associates, Inc. has sole voting and dispositive power for all 3,100,700 shares.

(6) Includes 195,570 shares of Common Stock deemed to be beneficially owned by Ms. Hallman by reason of her right to acquire such shares within 60 days after March 1, 2002 through the exercise of stock options granted to her pursuant to the Spherion 2000 Stock Incentive Plan (the "2000 Plan") and its predecessor plans and the Spherion Deferred Stock Plan (the "DSU Plan").

(7) Includes 47,985 shares of Common Stock deemed to be beneficially owned by Mr. Krause by reason of his right to acquire such shares within 60 days after March 1, 2002 through the exercise of stock options granted to him pursuant to the 2000 Plan and its predecessor plans and the DSU Plan.

(8) Includes 94,985 shares of Common Stock deemed to be beneficially owned by Mr. Livonius by reason of his right to acquire such shares within 60 days after March 1, 2002 through the exercise of stock options granted to him pursuant to the 2000 Plan and its predecessor plans and the DSU Plan.

(9) Includes 76,182 shares of Common Stock deemed to be beneficially owned by Mr. Elbaum by reason of his right to acquire such shares within 60 days after March 1, 2002 through the exercise of stock options granted to him pursuant to the 2000 Plan and its predecessor plans and the DSU Plan.

(10) Mr. Marcy separated from Spherion on April 9, 2001. Information provided herein is reflective of the last records submitted by Mr. Marcy to Spherion.

(11) Includes 54,070 shares of Common Stock deemed to be beneficially owned by Mr. Peck by reason of his right to acquire such shares within 60 days after March 1, 2002 through the exercise of stock options granted to him pursuant to the 2000 Plan and its predecessor plans and the DSU Plan.

(12) Includes 52,738 shares of Common Stock deemed to be beneficially owned by Mr. Grossman by reason of his right to acquire such shares within 60 days after March 1, 2002 through the exercise of stock options granted to him pursuant to the 2000 Plan and its predecessor plans and the DSU Plan.

(13) Includes 53,809 shares of Common Stock deemed to be beneficially owned by Mr. Morrison by reason of his right to acquire such shares within 60 days after March 1, 2002 through the exercise of stock options granted to him pursuant to the 2000 Plan and its predecessor plans and the DSU Plan.

(14) Includes 53,809 shares of Common Stock deemed to be beneficially owned by Mr. Evans by reason of his right to acquire such shares within 60 days after March 1, 2002 through the exercise of stock options granted to him pursuant to the 2000 Plan and its predecessor plans and the DSU Plan.

(15) Includes 41,809 shares of Common Stock deemed to be beneficially owned by Mr. Victory by reason of his right to acquire such shares within 60 days after March 1, 2002 through the exercise of stock options granted to him pursuant to the 2000 Plan and its predecessor plans and the DSU Plan.

(16) Includes 24,975 shares of Common Stock deemed to be beneficially owned by Mr. Bourke by reason of his right to acquire such shares within 60 days after March 1, 2002 through the exercise of stock options granted to him pursuant to the 2000 Plan and its predecessor plans and the DSU Plan.

(17) Includes an aggregate of 734,198 shares of Common Stock deemed to be beneficially owned by our Directors and Executive Officers by reason of their right to acquire such shares within 60 days after March 1, 2002 through the exercise of stock options granted to them pursuant to the 2000 Plan and its predecessor plans and the DSU Plan.

                              ELECTION OF DIRECTORS
                             (Item 1 on Proxy Card)

     Our Certificate of Incorporation and Bylaws provide that the number of directors needed to constitute the Board of Directors shall be nine unless otherwise fixed by a resolution adopted by a majority of the entire Board. The Certificate of Incorporation and Bylaws further provide that the Board of Directors shall be divided into three classes: Class I, Class II and Class III, with each class to consist, as nearly as possible, of one-third of the members of the Board. Members of each class of the Board of Directors are elected for a term of three years, and the term of office of one class of directors expires at each annual meeting of stockholders. In April 2001, the Board of Directors reduced the size of the Board to seven members, eliminating two vacancies including one created on April 9, 2001, by the resignation of Raymond Marcy from the Board (coinciding with the termination of his employment with Spherion as Chairman, President and Chief Executive Officer). On September 17, 2001, Guy
W. Millner resigned from the Board. The Board of Directors reduced the size of the Board to six members to eliminate that vacancy pending identification and selection of a new director. The Nominating Subcommittee of the Board is actively searching for director candidates and expects to expand the size of the Board appropriately when a candidate or candidates have been selected.

     At the 2002 Annual Meeting of Stockholders, two Class III directors will be elected to hold office for three years or until their respective successors are duly elected and qualified. J. Ian Morrison and A. Michael Victory have been nominated for election as our Class III directors and both of them are currently serving as our Class III directors. The shares voted by the proxies will be voted for the election of Mr. Morrison and Mr. Victory unless authority to do so is withheld as provided in the Proxy Card. Both nominees have consented to serve if elected and the Board of Directors has no reason to believe that either of the nominees will be unable to accept the office of director, but if such contingency should arise, it is the intention of the proxies to vote for such person or persons as the Board of Directors may recommend.


Directors Standing for Election

Name and Age                                Principal Occupation and Directorships
------------                                --------------------------------------
                                                  NOMINEES FOR CLASS III
                                                  (term expiring in 2005)

J. Ian Morrison (49)      Director of Spherion since August 1993. Consultant and President
                          Emeritus, Institute for the Future, a non-profit research and consulting firm, since August 1996; President from May 1990 until August 1996.

A. Michael Victory (67)   Director of Spherion since August 1980. President of AMEC Capital,
                          Inc., an investment banking and venture capital firm, since
                          September 1996.

Name and Age                                Principal Occupation and Directorships
------------                                --------------------------------------
                                                  CONTINUING DIRECTORS -- CLASS I
                                                      (term expiring in 2003)

William F. Evans (54)     Director of Spherion since August 1993. Consultant, since January 2001.
                          President, Essex Electrical Group, a provider of building and industry wire for residential and commercial buildings, from July 1999 through
                          January 2001. Executive Vice President, Productivity Point International,
                          a technology training company, from June 1998 to July 1999. Executive
                          Vice President, ProSource, Inc., a food service distribution company, from July 1995 until June 1998.

Cinda A. Hallman (57)     President and Chief Executive Officer of Spherion since April 2001.
                          Director of Spherion since February 1995. Director, Bowater
                          Incorporated, a global leader in newsprint, since November 2000. Senior
                          Vice President of E. I. DuPont de Nemours & Co. ("DuPont"), a
                          science-based solutions company, from March 1998 to April 2001.
                          Global Vice President Integrated Processes and Systems of DuPont
                          from August 1997 to March 1998. Vice President, Information Systems
                          and Chief Information Officer of DuPont from November 1992 to
                          August 1997.

                                                  CONTINUING DIRECTORS -- CLASS II
                                                      (term expiring in 2004)

Steven S. Elbaum (53)     Chairman of Spherion since April 2001. Director of Spherion since
                          May 1996. Director of Brandon Systems Corporation, a technology staffing company, from January 1987 until May 1996. Chairman of the
                          Board and Chief Executive Officer of The Alpine Group, Inc., a
                          diversified public holding company, since June 1984. Chairman and
                          Chief Executive Officer of Superior Telecom Inc., a wire and cable telecommunications company, since October 1996. Chairman of the
                          Board, PolyVision Corporation, an information display company, from
                          April 1996 until November 2001. Director of Vestaur Securities, Inc., a closed-end investment company, since March 1999.

Jerome B. Grossman (82)   Director of Spherion since August 1978. Vice Chairman Emeritus, H&R
                          Block, Inc., a provider of financial services and products, since 1992.

How are directors compensated?

     Non-employee directors receive an annual retainer. The annual retainer is determined by the Board each year and is effective for a twelve-month period commencing on July 1st of such year. The Board may designate the manner in which the annual retainer shall be payable including, but not limited to, in cash, in shares of our Common Stock or in any combination thereof, and may permit up to 100% of the annual retainer to be deferred and paid to the directors in the form of DSUs. The annual retainer payable to each non-employee director is currently set at $35,000.

     Our Chairman receives an additional annual retainer in the amount of $100,000 payable in cash, DSUs or stock options, at the election of the Board. In 2001, the Board elected to pay the Chairman in stock options, granting him an option on 42,373 shares at an exercise price of $7.08 per share (the market price on April 9, 2001). In addition, the Chairperson of the Compensation Committee and the Chairperson of the Audit Committee each receive an additional annual retainer in the amount of $5,000, payable in cash. For 2001, the Board also paid the Chairperson of the Nominating Subcommittee a $5,000 annual retainer, payable in cash, due to the significant workload expected throughout the year for that position.

     Additionally, non-employee directors are compensated at the rate of $2,000 per Board meeting attended and $1,500 per Committee meeting attended, each payable in cash. Members of the Executive Committee are compensated at a rate of $500 for telephonic updates in lieu of the typical $1,500 Committee meeting fee. Attendance fees are not paid for Board or Committee meetings that, in the judgment of the Chairperson thereof, are not of sufficient length or significance to warrant an attendance fee. Directors are reimbursed for expenses incurred by them in connection with our business and affairs.

     Pursuant to our 2000 Plan and its predecessor plans, each non-employee director may receive an annual stock option grant to purchase up to 5,000 shares of the Common Stock, vesting on the first anniversary of the date of grant. Stock options for 5,000 shares were granted to each non-employee director on July 1, 2001 at an exercise price of $8.95 per share (the market price on July 1, 2001) and will become fully exercisable on July 1, 2002.

     In addition, each non-employee director is entitled to receive an annual grant of DSUs in an amount equal to $20,000 based on the value of the underlying Common Stock, vesting on the first anniversary of the date of grant. Two thousand two hundred thirty five (2,235) DSUs were granted to each non-employee director on July 1, 2001 and will vest on July 1, 2002.

     As compensation for the extraordinary number of meetings and time incurred during 2001 concerning the change in Chief Executive Officer ("CEO") and related matters, each of the non-employee directors elected to receive options in lieu of related meeting attendance fees. Accordingly, on April 9, 2001, a special stock option grant of 16,738 shares was made to each non-employee director at an exercise price of $7.08 (the market price on April 9, 2001), vesting immediately.

     On May 7, 2001, Cinda A. Hallman received a grant of 6,000 unregistered shares of Common Stock for her services leading a strategic review for Spherion, prior to her election as President and CEO. The market value of the shares on the grant date was $7.66 per share, representing a total grant date value of $45,960.

     Members of the Board of Directors are required to own and hold a minimum of 10,000 shares of the Company's Common Stock and are expected to meet this requirement no later than December 31, 2002.


What are the standing committees of the Board?

     The standing committees of the Board include: the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Executive Committee. The Nominating Committee is a subcommittee of the Corporate Governance Committee.

     The Audit Committee, whose members are William F. Evans (Chairperson), Steven S. Elbaum and Jerome B. Grossman, held four meetings during the fiscal year ended December 28, 2001. The functions of the Audit Committee are fully described in the Audit Committee Report which follows on page 11.

     The Compensation Committee, whose members are J. Ian Morrison (Chairperson), Steven S. Elbaum and A. Michael Victory, held eight meetings (one of which was uncompensated) during the fiscal year ended December 28, 2001. The Compensation Committee grants stock and equity-linked awards, and reviews and makes recommendations to the Board concerning: (i) the compensation of the Chief Executive Officer; (ii) performance of fiduciaries for the Spherion 401(k), deferred compensation and similar plans; (iii) proposed employee benefit and stock plans, and our compensation systems and practices;
(iv) compensation for directors; (v) the evaluation of the performance of our officers and making recommendations to the Board of individuals for appointment as officers. The Compensation Committee approves the compensation for other senior officers. Ms. Hallman, who previously chaired the Compensation Committee, resigned from the Compensation Committee prior to her election as President and Chief Executive Officer of Spherion on April 9, 2001.

     The Corporate Governance Committee whose members are Jerome B. Grossman (Chairperson), Steven S. Elbaum, A. Michael Victory, J. Ian Morrison and William F. Evans, held five meetings (two of which were uncompensated) during the fiscal year ended December 28, 2001. The primary functions of the Corporate Governance Committee include reviewing and recommending to the Board: (i) the size and composition of the Board; (ii) nominees for election as directors; (iii) evaluation of the performance of the Board; and (iv) evaluation of the CEO. In May 2001, the Board made the Nominating Committee a subcommittee of the Corporate Governance Committee. The members of the Nominating Subcommittee are
A. Michael Victory (Chairperson), Steven S. Elbaum and J. Ian Morrison. The Nominating Subcommittee, whose primary function is to identify and recommend nominees for election as directors, held one meeting during fiscal 2001. The procedures to be followed by stockholders who wish to recommend nominees to be elected to the Board of Directors are set out on page 24.

     The Executive Committee, whose members are Cinda A. Hallman (Chairperson), Steven S. Elbaum, Jerome B. Grossman and A. Michael Victory, held two meetings (one of which was uncompensated) during the fiscal year ended December 28, 2001. The primary function of the Executive Committee is to exercise the authority of the Board during intervals between meetings of the Board, subject to limitations of Delaware law.

     During 2001, the Board established a temporary Pricing Committee related to the sale of our subsidiary Michael Page International plc ("Michael Page"). The Pricing Committee met once during fiscal 2001 and was dissolved upon the consummation of the Michael Page sale.

     The Board of Directors held fifteen meetings during the fiscal year ended December 28, 2001 (two of which were telephonic updates for which the directors were compensated at a reduced rate of $500). All directors attended at least seventy-five percent of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during the last fiscal year.

     Meeting activity by the Board and its committees increased significantly in 2001 in connection with the sale of Michael Page, the change in CEO and related matters that occurred during that year.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR CLASS III AS DIRECTORS OF THE COMPANY AND PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

                             AUDIT COMMITTEE REPORT

     The following Report of the Audit Committee of the Board of Directors (the "Audit Committee") of Spherion does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Spherion filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Spherion specifically incorporates this Report by reference therein.

     The Audit Committee functions are:

     o To oversee Spherion's accounting, auditing and financial policies and practices and its internal control policies and procedures;

     o To recommend to the Board engagement of an independent public accountant; and

     o To review with management and the independent public accountant Spherion's financial statements, basic accounting and financial policies and practices, audit scope, and competence of control personnel.

     A more detailed description of the scope of the Audit Committee's responsibilities and how they will be carried out is contained in the Audit Committee's charter adopted on May 22, 2000 filed as Exhibit A to Spherion's Proxy Statement for the fiscal year ended December 29, 2000.

     The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee's charter. To carry out its responsibilities, the Audit Committee held four meetings during fiscal 2001.

     The members of the Audit Committee are William F. Evans (Chairman), Jerome
B. Grossman and Steven S. Elbaum. Each member of the Audit Committee has certified that he is independent from Spherion as such term is defined in Sections 303.01(B)(2)(a) and (3) of the NYSE's listing standards. In addition to the biographical information provided elsewhere in this Proxy Statement, each member of the Audit Committee has provided the following information about themselves to demonstrate that they are financially literate and have financial management expertise:


William F. Evans (Chairman):

o    Bachelor and Master Degrees in Accounting, University of Illinois

o    Certified Public Accountant licensed in the State of Georgia

o    Former partner in the accounting firm of KPMG

o Former Chief Financial Officer of three companies, two of which were publicly held


Jerome B. Grossman:

o    Executive Vice President and Chief Operating Officer of H&R Block, Inc.
     (NYSE) from May 1971 to August 1989

o    Director of H&R Block, Inc. from September 1973 until September 1992

o    Director of CompuServe Incorporated from 1980 until 1992

o    Director of Path Management Industries from 1985 until 1991

o    Bachelor of Arts in Economics, University of Michigan


Steven S. Elbaum:

o Chairman and Chief Executive Officer of The Alpine Group, Inc. (NYSE) since June 1984

o Chairman and Chief Executive Officer of Superior Telecom Inc. (NYSE) since October 1996

o Director and Audit Committee Member, Vestaur Securities, Inc. (NYSE) since March 1999

o    Bachelor of Arts in History, The City College of The City University of New
     York

o    Juris Doctor, Brooklyn Law School

o    Partner, Gifford, Woody, Palmer & Serles, Esqs. until June 1984

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from our independent auditors, Deloitte & Touche LLP, a formal written statement describing all relationships between the auditors and Spherion that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, as amended, "Independence Discussions with Audit Committees" discussed with the auditors any relationships that may impact their objectivity and independence; and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors, the quality and adequacy of Spherion's internal controls and the internal audit function's organization and responsibilities. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

     The Audit Committee reviewed Spherion's audited financial statements as of and for the fiscal year ended December 28, 2001, with management and the independent auditors. Management has the responsibility for the preparation of Spherion's financial statements and the independent auditors have the responsibility for the examination of those statements.


Audit Fees

     The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 28, 2001 and for the reviews of the financial statements included in Spherion's quarterly reports on Form 10-Q for that fiscal year were $687,000.


Financial Information Systems Design and Implementation Fees

     There were no fees billed by Deloitte for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.


All Other Fees

     The aggregate fees billed by Deloitte for services rendered to Spherion, other than those described above under "Audit Fees" for the fiscal year ended December 28, 2001 were $2,364,000, including audit related services of approximately $1,632,000 and non-audit services of $732,000. Audit related services include fees totaling $1,542,000 incurred in connection with the divestiture of the Michael Page business unit on April 2, 2001. Non-audit services primarily include fees for tax consultations, tax preparation and other consulting on benefit plans.

     The Audit Committee has considered and has agreed that the provision of services covered by All Other Fees as described herein above, are compatible with maintaining Deloitte's independence.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that Spherion's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 28, 2001, for filing with the SEC.

Date: February 26, 2002

                                     BY THE AUDIT COMMITTEE,


                                     William F. Evans, Chairman
                                     Jerome B. Grossman
                                     Steven S. Elbaum

                             EXECUTIVE COMPENSATION

     The following table sets forth the aggregate compensation earned during each of our three most recently completed fiscal years by Cinda A. Hallman, President and CEO; Raymond Marcy, our former CEO; and to each of our four most highly compensated executive officers in the 2001 fiscal year (collectively, the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE


                                                        Annual Compensation
                                          ------------------------------------------------
                                                               Bonus         Other Annual
                                                               (Year         Compensation
Name and Principal Position Held    Year   Salary ($)       Earned)($)          ($)(2)
---------------------------------- ------ ------------ -------------------- --------------
Cinda A. Hallman                   2001    $ 551,447     $  850,000(5)        $     0
 President and Chief Executive     2000          N/A            N/A                    N/A
 Officer                           1999          N/A            N/A                    N/A

Raymond Marcy                      2001      253,848             0                  18,510
 Former Chairman, President        2000      823,563        684,750                 60,144
 and Chief Executive Officer       1999      687,231      1,626,338                 37,985

Robert E. Livonius                 2001      495,012        325,000(8)              18,020
 Executive Vice President and      2000      494,148        302,321                 24,066
 Chief Operating Officer           1999      389,981        631,155                 19,639

Roy G. Krause                      2001      495,012        325,000(10)             16,956
 Executive Vice President and      2000      494,148        302,321                 24,007
 Chief Financial Officer           1999      389,981        631,155                 19,409

Gary Peck                          2001      420,003        190,420(12)              8,374
 President, Staffing Group         2000      415,390        140,000                 18,604
                                   1999      383,981        195,000                 15,769

Peter T. Bourke                    2001      290,588        308,275(14)              6,956
 President, Outsourcing Group      2000      162,692         84,191                      0
                                   1999          N/A            N/A                    N/A



                                          Long-Term
                                     Compensation Awards
                                             (1)
                                   -----------------------
                                     Common
                                      Stock    Restricted         All Other
                                     Options      Stock         Compensation
Name and Principal Position Held     (#)(3)      ($)(4)             ($)
---------------------------------- ---------- ------------ --------------------
Cinda A. Hallman                    400,000   $  619,500           $ 190,546(6)
 President and Chief Executive          N/A          N/A                 N/A
 Officer                                N/A          N/A                 N/A

Raymond Marcy                           0              0           6,630,368(7)
 Former Chairman, President         210,000      791,875             148,140
 and Chief Executive Officer        465,000    1,424,132             123,614

Robert E. Livonius                   93,750      575,563              38,736(9)
 Executive Vice President and        93,750      353,516              52,186
 Chief Operating Officer            201,000      680,509              37,742

Roy G. Krause                        93,750      575,563              56,669(11)
 Executive Vice President and        93,750      353,516              74,478
 Chief Financial Officer            201,000      680,509              68,037

Gary Peck                            45,000      248,350              16,240(13)
 President, Staffing Group           45,000      169,688              21,353
                                     96,000      324,176              15,043

Peter T. Bourke                      45,000      248,350              11,015(15)
 President, Outsourcing Group        70,000       56,563                 310
                                        N/A          N/A                 N/A

----------
(1) There were no Stock Appreciation Rights or Long-Term Incentive Plan Payouts to the listed individuals during fiscal years 1999, 2000 or 2001.

(2) Consists of matching contributions paid by Spherion on behalf of its executives to the Spherion Corporation Deferred Compensation Plan.

(3) Incentive stock options and non-qualified stock options were granted under the 2000 Plan and predecessor plans at an exercise price equal to the fair market value of the Common Stock on the dates of grant. The options granted in 2001 have ten-year terms and become exercisable over a three-year period in cumulative increments of 33 1/3% per year beginning with the first anniversary of the date of grant.

(4) Represents grants of restricted stock and DSUs. On April 9, 2001, Ms. Hallman was granted 62,500 shares of restricted stock representing a grant date value of $442,500. This restricted stock vests over an eighteen-month period in cumulative increments of 33 1/3% every six months beginning six months from the date of grant. As of December 28, 2001, 20,833 shares of Ms. Hallman's restricted stock had vested. Therefore, her aggregate restricted stock holdings, as of December 28, 2001, were 41,667 shares with a year-end value of $408,753. Ms. Hallman is eligible to receive dividends on her shares of restricted stock. A DSU represents the right to receive a share of Common Stock in the future. The holder may elect to accept a delivery of the common share underlying a DSU upon vesting or to defer delivery until the future. DSUs vesting over a three-year period in cumulative increments of 33 1/3% per year beginning with the first anniversary of the date of grant, were granted as follows: (i) on April 9, 2001, Ms. Hallman was granted 25,000 DSUs representing a grant date value of

     $177,000 and (ii) on May 31, 2001, Messrs. Livonius, Krause, Peck and Bourke were granted 31,250, 31,250, 15,000 and 15,000 DSUs, respectively, representing a grant date value of $226,563, $226,563, $108,750, and $108,750, respectively. On April 10, 2001, Messrs. Livonius, Krause, Peck and Bourke were granted DSUs, cliff vesting on the third anniversary of the grant and subject to accelerated vesting based on reaching certain sustained stock price targets, of 50,000, 50,000, 20,000 and 20,000 DSUs respectively, as part of a retention bonus related to the change in CEO, representing a grant date value of $349,000, $349,000, $139,600 and $139,600, respectively. Mr. Marcy did not receive a grant of DSUs prior to his separation from Spherion on April 9, 2001. The aggregate DSU holdings as of December 28, 2001 in number of shares and year-end value was 26,071 shares and $255,757 for Ms. Hallman, of which 1,071 shares and $10,507 was vested and deferred; 0 shares and $0 for Mr. Marcy; 142,800 shares and $1,400,868 for Mr. Livonius, of which 14,619 shares and $143,412 was vested and deferred; 142,800 shares and $1,400,868 for Mr. Krause, of which 14,619 shares and $143,412 was vested and deferred; 64,961 shares and $637,267 for Mr. Peck, of which 6,970 shares and $68,376 was vested and deferred; and 36,642 shares and $359,458 for Mr. Bourke, of which 1,642 shares and $16,108 was vested and deferred. Holders are not eligible to receive dividends on DSUs.

(5) Represents Ms. Hallman's hiring bonus paid pursuant to Ms. Hallman's employment agreement with Spherion dated April 9, 2001 (the "Hallman Agreement"), which was paid in lieu of her participation in a 2001 incentive plan.

(6) Includes $1,608 as the imputed economic value of a death benefit provided by Spherion for life insurance purchased by Ms. Hallman. The remaining $188,938 represents amounts paid on behalf of Ms. Hallman related to her relocation from Delaware to Florida pursuant to the Hallman Agreement. Prior to her election on April 9, 2001 to the offices of President and CEO of Spherion, Ms. Hallman received other compensation as a non-employee director of Spherion. See pages 8-9 for more information.

(7) Includes $382 as the imputed economic value of a death benefit provided by Spherion for life insurance purchased by Mr. Marcy; $33,783 reimbursement of interest expense from a third-party loan related to purchase of stock to meet stock ownership goals; a cash severance payment of $5,821,513; forgiveness of our loan to Mr. Marcy in the amount of $453,163 borrowed pursuant to the Spherion Stock Purchase Assistance Plan ("SPAP") to pay certain taxes incurred by him in connection with the exercise of options of the Common Stock in order to meet his stock ownership guideline targets established by Spherion; and satisfaction of Mr. Marcy's outstanding indebtedness to Merrill Lynch in the net amount of $321,527 incurred pursuant to the terms of the SPAP. The net indebtedness amount was determined by subtracting the fair market value of the 123,072 shares of Common Stock returned to us by Mr. Marcy on the date of surrender from the total indebtedness due Merrill Lynch from Mr. Marcy. Mr. Marcy separated from us on April 9, 2001. A copy of his separation agreement was filed as an exhibit to our Form 10-Q for the quarter ended March 30, 2001.

(8) Represents $75,000 of annual incentive bonus monies earned by Mr. Livonius as well as a $250,000 retention bonus paid to Mr. Livonius related to the CEO change.

(9) Includes $1,242 as the imputed economic value of a death benefit provided by Spherion for life insurance purchased by Mr. Livonius and $37,494 reimbursement of interest expense from a third-party loan related to purchase of stock to meet stock ownership goals.

(10) Represents $75,000 of annual incentive bonus monies earned by Mr. Krause as well as a $250,000 retention bonus paid to Mr. Krause related to the CEO change.

(11) Includes $2,322 as the imputed economic value of a death benefit provided by Spherion for life insurance purchased by Mr. Krause and $54,347 reimbursement of interest expense from a third-party loan related to purchase of stock to meet stock ownership goals.

(12) Represents $90,420 of annual incentive bonus monies earned by Mr. Peck as well as a $100,000 retention bonus paid to Mr. Peck related to the CEO change.

(13) Includes $810 as the imputed economic value of a death benefit provided by Spherion for life insurance purchased by Mr. Peck and $15,430 reimbursement of interest expense from a third-party loan related to purchase of stock to meet stock ownership goals.

(14) Represents $208,275 of annual incentive bonus monies earned by Mr. Bourke as well as a $100,000 retention bonus paid to Mr. Bourke related to the CEO change.

(15) Includes $534 as the imputed economic value of a death benefit provided by Spherion for life insurance purchased by Mr. Bourke and $10,481 reimbursement of interest expense from a third-party loan related to purchase of stock to meet stock ownership goals.


            OPTION GRANTS IN THE FISCAL YEAR ENDED DECEMBER 28, 2001

                                 Individual Grants
                           -----------------------------
                             Number of
                            Securities      % of Total
                            Underlying        Options
                              Options       Granted to                                            Grant Date
                              Granted      Employees in       Exercise                             Present
Name                          (#)(1)        Fiscal Year     Price ($/Sh)     Expiration Date     Value ($)(2)
------------------------   ------------   --------------   --------------   -----------------   -------------
Cinda A. Hallman (3)         400,000           17.88%         $  7.08             4/9/11         $1,061,600
Raymond Marcy (3)                  0              --               --                 --                 --
Robert E. Livonius (3)        93,750            4.19%            7.25            5/31/11            256,556
Roy G. Krause (3)             93,750            4.19%            7.25            5/31/11            256,556
Gary Peck (3)                 45,000            2.01%            7.25            5/31/11            123,147
Peter T. Bourke (3)           45,000            2.01%            7.25            5/31/11            123,147

----------
(1) See Note (3) to the Summary Compensation Table for a description of the terms and other information regarding these options. In addition to the options granted above, DSUs were also granted to the persons set forth above except for Mr. Marcy. See Note (4) to the Summary Compensation Table for a description of the terms and other information regarding DSUs.

(2) The dollar amounts for the options under this column are the result of calculations utilizing the Black-Scholes option pricing model. The assumptions used relating to the expected volatility, risk-free rate of return, dividend yield and expected life were 49%, 4.46%, 0%, and three years, respectively.

(3) Ms. Hallman and Messrs. Livonius, Krause, Peck and Bourke each received one option grant in the fiscal year ended December 28, 2001; Mr. Marcy did not receive an option grant in the fiscal year ended December 28, 2001.

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the fiscal year ended December 28, 2001, and unexercised options held as of the end of that year.


              AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED
                DECEMBER 28, 2001 AND 2001 YEAR END OPTION VALUES

                                                     Number of Securities Underlying        Value of Unexercised
                            Shares                   Unexercised Options at Year End       In-The-Money Options at
                         Acquired on       Value                (#)(1)(2)                    Year End ($)(1)(3)
                           Exercise      Realized    -------------------------------   ------------------------------
         Name               (#)(1)       ($)(1)(3)    Exercisable     Unexercisable     Exercisable     Unexercisable
---------------------   -------------   ----------   -------------   ---------------   -------------   --------------
Cinda A. Hallman              0            $0           32,000          400,000            $0          $1,072,000
 President and Chief
 Executive Officer
Raymond Marcy (4)             0             0              N/A              N/A            N/A                N/A
 Former Chairman,
 President and Chief
 Executive Officer
Robert E. Livonius            0             0          356,000          254,500             0             235,313
 Executive Vice
 President and Chief
 Operating Officer
Roy G. Krause                 0             0          309,000          254,500             0             235,313
 Executive Vice
 President and Chief
 Financial Officer
Gary Peck                     0             0          226,350          125,750             0             112,950
 President, Staffing
 Group
Peter T. Bourke               0             0           23,333           91,667             0             112,950
 President,
 Outsourcing Group


----------
(1) The above table does not include information on DSUs. See Note (4) to the Summary Compensation Table for a description of the terms and other information regarding DSUs.

(2) Pursuant to the stock option exchange program described on page 19, on January 31, 2002, a number of these options were surrendered to Spherion for cancellation.

(3) The value realized on the exercise of options and the value of unexercised in-the-money options at year end are determined by subtracting the exercise price for the options from the fair market value of the shares subject to the options as of the date of exercise or year end, respectively, multiplied by the number of shares. There can be no assurance that the value of "unexercised options" reported above will be realized, and any gains on exercise will depend on the value of our Common Stock on the date of exercise.

(4) Pursuant to the separation and release agreement that we entered into with Mr. Marcy on April 23, 2001, all of Mr. Marcy's employee stock options expired and were forfeited.


Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

     We entered into the Hallman Agreement on April 9, 2001. The Hallman Agreement is for a three year term that automatically renews for additional one year periods and provides, among other things, that if we terminate Ms. Hallman "without cause" or if she terminates for "good reason" (as those terms are defined in the Hallman Agreement), Ms. Hallman would be entitled to receive a cash severance payment equal to three times the sum of her annual salary plus her target annual incentive payment, payable in installments, and the satisfaction of all vesting or service requirements with respect to any stock options, restricted stock and DSUs previously granted. In addition, the Hallman Agreement contains a "change in control" provision which provides that if we terminate Ms. Hallman "without cause" or she terminates for "good reason" or within a specified time period subsequent to a Change in Control (as that term is defined in the Hallman Agreement) Ms. Hallman will receive certain benefits, including a lump sum cash severance payment in an amount equal to three times the sum of her annual salary plus her target annual incentive payment, the satisfaction of all vesting or service requirements with respect to stock options, restricted stock and DSUs previously granted and certain other specified compensation. The Hallman Agreement is filed as an exhibit to our Form 10-Q for the quarter ended March 30, 2001.

     We entered into new employment agreements with each of Messrs. Livonius, Krause, Peck and Bourke on May 7, 2001. These employment agreements provide for employment at will and, accordingly, may be terminated by either party thereto at any time for any reason. However, the employment agreements provide, among other things, that if we terminate the executive "without cause" (as such term is defined in the agreements), the executive would be entitled to the satisfaction of all vesting or service requirements with respect to any stock options, restricted stock and DSUs previously granted and to receive a cash severance payment, payable in installments, in an amount equal to: (i) three times the sum of the executive's annual salary plus his target annual incentive payment, in the case of Messrs. Livonius and Krause, and (ii) one and one half times the sum of the executive's annual salary plus his target annual incentive payment, in the case of Messrs. Peck and Bourke.

     We also entered into new Change in Control Agreements (the "CIC Agreements") with Messrs. Livonius, Krause, Peck and Bourke on May 7, 2001. The CIC Agreements provide for certain benefits to be paid to these executives upon the occurrence of a Change in Control (as defined in the CIC Agreements), including the waiving of all restrictions and conditions applicable to any awards of restricted stock, and the vesting of stock options and DSUs and certain specified severance payments in the event that the employment of such executive is terminated following a Change in Control. Such severance includes a lump sum cash payment in an amount equal to: (i) three times the sum of the executive's annual salary plus his target annual incentive payment, in the case of Messrs. Livonius and Krause, and (ii) one and one half times the sum of the executive's annual salary plus his target annual incentive payment, in the case of Messrs. Peck and Bourke.

     Copies of the employment agreements and the CIC Agreements for Messrs. Livonius, Krause, Peck and Bourke are filed as exhibits to our Form 10-Q for the quarter ended June 29, 2001.

     Mr. Marcy's employment with us terminated on April 9, 2001. We entered into a separation and release agreement with him on April 23, 2001 (the "Marcy Agreement") wherein, among other things, he became entitled to receive a lump sum severance payment of $5,821,513 in consideration for his agreement to abide by certain non-compete, non-disparagement and confidentiality provisions in the Marcy Agreement. The Marcy Agreement also provided that Mr. Marcy would receive up to 36 months of medical and life insurance paid for by Spherion. A copy of the Marcy Agreement was filed as an exhibit to our Form 10-Q for the quarter ended March 30, 2001. Mr. Marcy's prior compensation arrangement is further described in the Compensation Committee Report on Executive Compensation and in the Summary Compensation Table and the footnotes thereto.


Certain Relationships and Related Transactions

     In prior years, Robert E. Livonius, our Chief Operating Officer ("COO"), borrowed funds pursuant to the SPAP to pay certain taxes incurred by him in connection with the exercise of options on the Common Stock exercised in order to meet his stock ownership guideline targets established by Spherion. This loan remained outstanding during all of fiscal 2001. The loan bears interest at the prime rate, adjusted each calendar quarter, and interest is paid not less than annually. The outstanding principal balance of this loan as of December 28, 2001 was $81,000.

     In connection with Ms. Hallman's relocation from Delaware to Florida after her election as President and CEO on April 9, 2001, we loaned her $435,100 on May 16, 2001 so that she could purchase her new residence prior to receiving the proceeds from the sale of her previous residence. Ms. Hallman was charged interest at the prime rate and she repaid the loan in full plus accrued interest on October 22, 2001.

     In connection with the separation of Mr. Marcy from Spherion, the Marcy Agreement also provided for the forgiveness of a loan from Spherion in the amount of $453,163. The funds were borrowed by Mr. Marcy pursuant to the SPAP to pay certain taxes incurred by him in connection with the exercise of options on the Common Stock exercised in order to meet his stock ownership guideline targets established by Spherion.


Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is comprised of J. Ian Morrison (Chairperson), Steven S. Elbaum and A. Michael Victory, none of whom was an officer or employee of Spherion or an officer or employee of any of our subsidiaries during such fiscal year. Ms. Hallman was previously a member and the Chairperson of the Compensation Committee but resigned from both posts prior to her election as President and Chief Executive Officer of Spherion on April 9, 2001.

Stock Option Exchange Program

     As many of our employees were holding outstanding options that had exercise prices that were significantly higher than the current market price of the Common Stock, the Board approved a voluntary stock option exchange program (the "Offer"). Under the Offer, which commenced on December 21, 2001, eligible employees (excluding the CEO) holding options to purchase Common Stock with an exercise price equal to or greater than $18 per share could receive one new option for every 2 1/2 options surrendered. The new options will be granted on August 9, 2002, will have an exercise price equal to the market value of the Common Stock on that date and will vest over a two year period. By the expiration of the Offer on January 31, 2002, our employees tendered options to purchase a total of 2,224,388 shares of the Common Stock. The following table details information on the options tendered by our executive officers:

                           10-YEAR OPTION REPRICINGS

                                                                                                            Length of
                                      Number of                                                          Original Option
                                      Securities    Market Price of                                      Term Remaining
                                      Underlying   Stock at Time of   Exercise Price at                    at Date of
                                       Options       Repricing or          Time of                        Repricing or
                                     Repriced or       Amendment         Repricing or     New Exercise      Amendment
          Name            Date (1)   Amended (#)        ($)(2)          Amendment ($)     Price ($)(3)    (in Years)(4)
------------------------ ---------- ------------- ------------------ ------------------- -------------- ----------------
Cinda A. Hallman (5)          N/A           N/A          N/A                  N/A             N/A                N/A
 President and Chief
 Executive Officer
Robert E. Livonius        1/31/02        50,000       $10.10            $   18.625             --               5.02
 Executive Vice           1/31/02       125,000        10.10                 20.85             --               7.42
 President and Chief      1/31/02        76,000        10.10                23.375             --               6.92
 Operating Officer        1/31/02       125,000        10.10                25.875             --               5.92
Roy G. Krause             1/31/02        50,000        10.10                18.625             --               5.02
 Executive Vice           1/31/02       125,000        10.10                 20.85             --               7.42
 President and Chief      1/31/02        76,000        10.10                23.375             --               6.92
 Financial Officer        1/31/02       125,000        10.10                25.875             --               5.92
Peter T. Bourke (6)           N/A           N/A          N/A                   N/A            N/A                N/A
 President, Outsourcing
 Group
Lisa G. Iglesias          1/31/02         1,761        10.10                19.875             --               7.05
 General Counsel, Vice    1/31/02         7,500        10.10                 20.85             --               7.42
 President and
 Secretary
Wayne D. L'Heureux        1/31/02        20,000        10.10               24.9375             --               8.08
 Vice President, Human
 Resources
Wayne M. Mincey           1/31/02        40,000        10.10                 20.85             --               7.42
 President, Technology    1/31/02        10,000        10.10               24.9375             --               8.08
 Group
Gary Peck                 1/31/02        20,000        10.10                18.625             --               4.00
 President, Staffing      1/31/02        30,000        10.10                18.625             --               5.02
 Group                    1/31/02        36,000        10.10                19.875             --               7.05
                          1/31/02        60,000        10.10                 20.85             --               7.42
                          1/31/02        10,000        10.10               22.6563             --               5.50
                          1/31/02        75,000        10.10                25.875                              5.92
Mark W. Smith             1/31/02        15,000        10.10                19.875             --               7.05
 Vice President,          1/31/02         8,590        10.10                20.375             --               5.40
 Business Services        1/31/02        35,000        10.10                 20.85             --               7.42
                          1/31/02        15,000        10.10               27.5625             --               6.10

(1) On January 31, 2002, all options tendered for exchange under the Offer were surrendered and cancelled.
(2) Represents the closing market price of the Common Stock on January 31, 2002.
(3)   Pursuant to the Offer, this price will be determined on August 9, 2002.
(4) Represents the length of the original option term remaining as of January 31, 2002.
(5)   Ms. Hallman was not eligible to participate in the Offer.
(6)   Mr. Bourke did not participate in the Offer.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board (the "Committee") has prepared the following report on executive compensation. This report describes our current executive compensation program including the underlying philosophy of the program and the criteria on which executive compensation is based. This report also describes the compensation paid to our former and current CEOs, Raymond Marcy and Cinda A. Hallman, during the most recent fiscal year.

     During fiscal 2001, the Committee was composed entirely of independent outside directors. Their responsibilities include presenting recommendations to the Board of Directors on the compensation of the CEO and approving the compensation program for certain of our other Named Executive Officers after receiving recommendations from the CEO. Specific duties include determining the executives' salaries, setting the performance criteria for incentive compensation, approving incentive compensation payments, approving the executives' awards under the long-term incentive program and approving major benefit plans such as retirement and savings plans. The Committee administers the 2000 Plan including approving the goals, payment schedules and total payments under the 2000 Plan. The Committee also reviews total compensation for the executives subject to stock ownership goals and our 30 most highly compensated executives.

     The Committee has retained the services of an outside consultant, Frederic
W. Cook & Co., to provide information and advice on executive compensation issues.


Compensation Philosophy

     Our executive compensation program consists of three main elements:


Base Salary

     Base compensation set to attract and retain qualified management, when combined with the other components of the compensation program.


Incentive Compensation

     An opportunity to earn additional incentive compensation under the annual incentive plan for yearly business success and individual performance.


Long-Term Incentives

     Long-term incentives in the form of stock options and DSUs that will encourage stock ownership and reward executives for increases in stockholder value. There is strong emphasis on stock awards as both recruitment and retention vehicles.

     The compensation program is designed to contribute to our viability and long-term success by meeting the following objectives:

     o To compensate fairly for financial and strategic success and the enhancement of stockholder value.

     o To attract, retain and motivate experienced and competent managers and professionals who are performance-oriented.

     o To reinforce a commitment to take action that will contribute to our long-term success.

     o To encourage the ownership of the Common Stock so that management's long-term financial interests are closely linked with the long-term interests of our stockholders.


Competitive Stance

     For competitive comparisons, we obtain compensation data on other companies in the temporary service and staffing industry, general industry, service industry and on other growth companies.

Industry-specific companies are also used for business-unit heads. Some of the companies used in the peer group for the total stockholder return graph are included within the temporary service and staffing industry comparison group. Our policy is to offer base salaries that are competitive at the median of companies of similar size within the comparison groups, annual incentive compensation that could pay at median levels if pre-set performance goals are met and pay at above-median levels if the goals are exceeded, and long-term incentive awards that offer above-median opportunities.


Base Salaries

     Base salaries are reviewed annually using competitive compensation information provided by nationally recognized consulting firms. Increases in base salaries are granted after considering relative competitive positions, individual performance and general salary increases within the rest of Spherion.


Incentive Compensation

     The Committee recommends to the Board target awards and performance measures for the CEO and determines target awards and performance measures for the CEO's direct reports, including the Named Executive Officers. Mr. Marcy's bonus was based 100% on EPS goals. Ms. Hallman received a hiring bonus in 2001 and did not participate in the annual incentive plan. In 2002, her bonus will be based 75% on EPS goals and 25% on personal objectives. The Chief Operating Officer's and the Chief Financial Officer's bonuses are based 75% on EPS goals and 25% on personal objectives. Corporate executives have 50% of their bonuses based on EPS goals, with the remainder based on personal objectives. The bonuses of business group executives are based on net operating income and other financial measures. The bonuses are paid after the end of the fiscal year.


Long-Term Incentives

     The Committee views stock options and DSUs as critical elements of the compensation program. We have granted options broadly and we have and may in the future use them as a hiring inducement. Because we have a high proportion of professionals, we expect to utilize an above-average level of stock option awards in our compensation program. In 2001, we undertook a stock option exchange program which is described on page 19. All employees that met certain criteria (with the exception of the CEO) were eligible to participate in this program.


Retention Incentives

     In connection with the change in CEO, retention awards were granted to select key executives during 2001. Those awards granted to the Named Executive Officers are described in footnotes to the summary compensation table located on page 13.


Stock Ownership

     We encourage our executives to own the Common Stock and we had previously established a formal stock ownership program, although its requirements are not currently being enforced. The ownership program is being reviewed by the Compensation Committee.


Change in Control/Employment Agreements

     We have Change In Control and Employment Agreements for our top executives. The details of these agreements for the Named Executive Officers are described on pages 16-17.


Compliance with Internal Revenue Code Section 162(m)

     The Committee intends that all compensation paid to our executives under our regular plans will be tax-deductible. The Committee has requested stockholder approval where necessary and has established administrative rules for our plans in order to be in compliance with Internal Revenue Code Section 162(m). However, a portion of the compensation paid to Ms. Hallman as part of the Hallman Agreement was not deductible.

Severance of Former Chief Executive Officer

     In connection with the termination of Mr. Marcy's employment on April 9, 2001, he entered into a separation agreement that was ratified by the Board of Directors. The severance amounts are included in the summary compensation table and a copy of the agreement has been filed with our Form 10-Q for the quarter ended June 29, 2001.


CEO Compensation for 2001

     Under the Hallman Agreement, Ms. Hallman's initial annual salary was $775,000. She received a hiring bonus of $850,000 which was also in lieu of her participation in a 2001 incentive plan. The hiring bonus was forfeitable if she resigned in the first year. She received an initial stock option grant for 400,000 shares, 25,000 DSUs and 62,500 restricted shares, all of which are reported in the Summary Compensation Table. She also received compensation as a non-employee director, including a special payment of 6,000 shares of stock as compensation for leading a strategic review for us, prior to her election as President and CEO. This compensation is described on pages 8-9. A portion of Ms. Hallman's initial awards replaced compensation she forfeited at her former employer. The Hallman Agreement is described on pages 16-17. In the future she will participate in the same employee pension and welfare benefit, fringe benefit and perquisite plans and programs made available to other of our senior-level executives.



                                     BY THE COMPENSATION COMMITTEE,


                                     J. Ian Morrison, Chairperson
                                     Steven S. Elbaum
                                     A. Michael Victory

                                PERFORMANCE GRAPH


     The following graph sets forth the cumulative total stockholder return on our Common Stock, the cumulative total return of the NYSE composite index, and the Peer Group Index, each for the period beginning December 31, 1996 and ending December 31, 2001. The total cumulative return on investment (change in stock price plus reinvested dividends, if any) for us, the NYSE composite index and the Peer Group Index assumes that a $100 investment was made on December 31, 1996. We have not declared any dividends in the period represented in this performance graph.


     The Peer Group Index is comprised of the following publicly traded companies: Kelly Services, Inc.; Manpower Inc.; Robert Half International Inc.; Keane Inc.; and MPS Group Inc. (formerly Modis Professional Services Inc.).


     The data for this performance graph was compiled for us by Standard and Poor's. The stock price performance shown on this graph is not necessarily indicative of future price performance of our Common Stock.


[TOTAL SHAREHOLDER RETURNS GRAPHIC OMITTED]



                           12/96        12/97        12/98        12/99       12/00       12/01
                       ------------ ------------ ------------ ------------ ----------- -----------
Spherion Corporation    $  100.00    $  145.77    $  131.69    $  139.44    $  63.73    $  55.27
NYSE Composite Index       100.00       130.31       151.88       165.77      167.44      150.47
Peer Group                 100.00       142.41       129.01       115.33      111.25      119.91

                     RATIFICATION OF APPOINTMENT OF AUDITORS
                             (Item 2 on Proxy Card)


     Deloitte & Touche LLP audited our accounts for fiscal year ended December 28, 2001. Deloitte & Touche LLP has offices or affiliate offices convenient to most of our operations in the United States and other countries and we consider them to be well qualified. The Board of Directors has appointed such firm as our independent auditors for the fiscal year ending December 27, 2002, and recommends that the stockholders ratify such appointment. Representatives of Deloitte & Touche LLP expect to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by stockholders.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AND PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain of our officers, directors and persons who beneficially own more than ten percent of our Common Stock to file with the SEC and the NYSE initial reports of beneficial ownership of the Common Stock on Form 3 and reports of changes in beneficial ownership of the Common Stock on Form 4 or Form 5. Such persons are also required to furnish us with copies of all such reports filed. Based solely on our review of Forms 3 and 4 and amendments thereto furnished to us during the fiscal year ended December 28, 2001 and Forms 5 and amendments thereto furnished to us with respect to the fiscal year ended December 28, 2001 and written representations from or on behalf of certain reporting persons, we believe that, during the fiscal year ended December 28, 2001, all Section 16(a) filing requirements applicable to such persons were timely satisfied.


                             STOCKHOLDER PROPOSALS

     Recommendations to the Nominating Subcommittee for nominees to be elected to the Board of Directors and proposals of stockholders intended to be presented at the next annual meeting scheduled to be held in May 2003, must be submitted in writing to our corporate Secretary, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309. Stockholder recommendations and proposals must be received by the Secretary no later than December 10, 2002, in order to be included in next year's Proxy Statement and Proxy Card.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters which will be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting it is intended that the persons named in the proxy will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

     The Annual Report to our Stockholders for fiscal year ended December 28, 2001 (the "Annual Report"), and the Annual Report on Form 10-K for the fiscal year ended December 28, 2001 (the "Form 10-K") are being mailed concurrently with this Proxy Statement to all stockholders of record as of March 27, 2002. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of the Annual Report and the Form 10-K so that such record holders could supply such material to beneficial owners as of March 27, 2002. AN ADDITIONAL COPY OF OUR FORM 10-K WILL BE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO:


Teri L. Miller
Investor Relations
Spherion Corporation
2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309



                                   BY ORDER OF THE BOARD OF DIRECTORS,


                                   Lisa G. Iglesias
                                   Secretary


April 9, 2002

[spherion LOGO]

C/O PROXY SERVICES
51 MERCEDES WAY
EDGEWOOD, NY 11717


VOTE BY INTERNET - www.proxyvote.com
                   -----------------
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.


VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.


VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Spherion, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.


                              *HOUSEHOLDING OPTION
                               -------------------

Mark "FOR" to enroll this account to receive certain future security holder documents in a single package per household. Mark "AGAINST" if you do not want to participate. See enclosed notice.

To change your election in the future, call 1-800-542-1061.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:           SPHRN 1               KEEP THIS PORTION FOR YOUR RECORDS
---------------------------------------------------------------------------------------------------------------------------------
                                                                                           DETACH AND RETURN THIS PORTION ONLY
                                THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
=================================================================================================================================

SPHERION

   1.  The election of two members of the Board of           For   Withhold   For All        To withhold authority to vote, mark
       Directors to hold office for three years or           All      All     Except         "For All Except" and write the
       until their respective successors are duly                                            nominee's name on the line below.
       elected and qualified.                                [ ]      [ ]       [ ]
                                                                                             -----------------------------------
       Nominees:   J. Ian Morrison
                   A. Michael Victory


   Vote On Proposal                                                                                    For   Against   Abstain

   2.  A proposal to ratify the appointment of Deloitte & Touche LLP as our independent                [ ]     [ ]       [ ]
       auditors for the fiscal year ending December 27, 2002


   If you plan on attending the meeting, please check box to the right.         [ ]


                                                             For   Against

                         *HOUSEHOLDING OPTION                [ ]      [ ]

   -------------------------------------- ------------                -------------------------------------- ------------

   ====================================== ============                ====================================== ============
   Signature [PLEASE SIGN WITHIN BOX]     Date                        Signature (Joint Owners)               Date
=================================================================================================================================

--------------------------------------------------------------------------------

================================================================================


                                [spherion LOGO]

                 Annual Meeting of Stockholders - May 21, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned stockholder(s) of Spherion Corporation, a Delaware corporation ("Spherion"), hereby acknowledge(s) receipt of the Notice of Annual Meeting for the 2002 Annual Meeting and related Proxy Statement, Spherion's Form 10-K for the 2001 fiscal year and Spherion's 2001 Annual Report to Stockholders and hereby appoint(s) Roy G. Krause and Lisa G. Iglesias, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned at the Annual Meeting of Stockholders of Spherion, to be held May 21, 2002 at 10:00 a.m., EDT time, at the Spherion executive offices, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

         (Continued, and to be signed and dated, on the reverse side.)


================================================================================